Exhibit 10.16
WILLIS GROUP HOLDINGS
2001 SHARE PURCHASE AND OPTION PLAN
(AS AMENDED AND RESTATED ON DECEMBER 30, 2009 BY WILLIS GROUP
HOLDINGS LIMITED AND AS AMENDED AND RESTATED AND
ASSUMED BY WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
ON DECEMBER 31, 2009)
OPTION AGREEMENT
(Time-Based Share Options)
     THIS OPTION AGREEMENT (this “Agreement”), effective as of [insert date], is made by and between Willis Group Holdings Public Limited Company and any successor thereto (hereinafter referred to as the “Company”) and the individual (the “Optionee”) who has duly completed, executed and delivered the Option Acceptance Form, a copy of which is attached hereto as Schedule A and which is deemed to be a part hereof (the “Acceptance Form”) and, if applicable, the Agreement of Restrictive Covenants and Other Obligations, a copy of which is set out in Schedule C attached hereto and deemed to be a part hereof;
     WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
     WHEREAS, the Committee (as hereinafter defined) has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Option (as hereinafter defined) provided for herein to the Optionee as an incentive for increased efforts during the Optionee’s employment with the Company or its Subsidiaries, and has advised the Company thereof and instructed the undersigned officer to prepare said Option.
     NOW, THEREFORE, the parties hereto do hereby agree as follows:
ARTICLE I
DEFINITIONS
     Defined terms in this Agreement shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.
Section 1.1— Act
“Act” shall mean the Companies Act 1963 of Ireland.
Section 1.2— Board
     “Board” shall mean the board of directors of the Company or any duly authorized committee thereof.

Section 1.3 — Cause
     “Cause” shall mean (i) the Optionee’s continued and/or chronic failure to adequately and/or competently perform his material duties with respect to the Company or its Subsidiaries after having been provided reasonable notice of such failure and a period of at least ten days after the Optionee’s receipt of such notice to cure and/or correct such performance failure, (ii) willful misconduct by the Optionee in connection with the Optionee’s employment which is injurious to the Company or its Subsidiaries (willful misconduct shall be understood to include, but not be limited to, any breach of the duty of loyalty owed by the Optionee to the Company or its Subsidiaries), (iii) conviction of any criminal act (other than minor road traffic violations not involving imprisonment), (iv) any breach of the Optionee’s restrictive covenants and other obligations as provided in Schedule C to this Agreement (if applicable), in the Optionee’s employment agreement (if any), or any other non-compete agreement and/or confidentiality agreement entered into between the Optionee and the Company or any of its Subsidiaries (other than an insubstantial, inadvertent and non-recurring breach), or (v) any material violation of any written Company policy after reasonable notice and an opportunity to cure such violation within ten (10) days after the Optionee’s receipt of such notice.
Section 1.4 — Committee
     “Committee” shall mean the Compensation Committee of the Board (or if no such committee is appointed, the Board), or any successor thereto.
Section 1.5 — Exercise Price
     “Exercise Price” shall mean the exercise price of the Option set forth in Schedule A to this Agreement.
Section 1.6 — Good Reason
     “Good Reason” shall mean (i) a reduction in the Optionee’s base salary or a material adverse reduction in the Optionee’s benefits other than (a) in the case of base salary, a reduction that is offset by an increase in the Optionee’s bonus opportunity upon the attainment of reasonable performance targets established by the Committee, (b) a general reduction in the compensation or benefits of, or a shift in the general compensation or benefits schemes affecting, a broad group of employees of the Company or any of its Subsidiaries, or (c) in the case of base salary, a reduction which is imposed in accordance with normal administration and application of a producer compensation plan, if applicable to the Optionee, (ii) a material adverse reduction in the Optionee’s principal duties and responsibilities, which continues beyond ten days after written notice by the Optionee to the Company or the applicable Subsidiary of such reduction or (iii) a significant transfer of the Optionee away from the Optionee’s primary service area or primary workplace, other than as permitted by the Optionee’s existing service contracts; provided, however, that the Optionee shall have a period of ten days following any of the foregoing occurrences or the last event in a series of events which culminate in providing the basis for such notice during which such the Optionee may claim that a basis for a Good Reason termination by the Optionee has occurred.

Section 1.7 — Grant Date
     “Grant Date” shall mean [insert date].
Section 1.8 — Option
     “Option” shall mean the option to purchase Ordinary Shares of the Company granted in accordance with this Agreement and the Plan.
Section 1.9 — Permanent Disability
     The Optionee shall be deemed to have a “Permanent Disability” if the Optionee meets the requirements of the definition of such term, or of an equivalent term, as defined in the Company’s or Subsidiary’s long-term disability plan applicable to the Optionee or, if no such plan is applicable, in the event the Optionee is unable by reason of physical or mental illness or other similar disability, to perform the material duties and responsibilities of his job for a period of 180 consecutive business days out of 270 business days.
Section 1.10 — Plan
     “Plan” shall mean the Willis Group Holdings 2001 Share Purchase and Option Plan, as amended from time to time.
Section 1.11 — Pronouns
     The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
Section 1.12 — Shares or Ordinary Shares
     “Shares” or “Ordinary Shares” means ordinary shares of the Company, which may be authorised but unissued.
Section 1.13 — Subsidiary
     “Subsidiary” shall mean with respect to the Company, any subsidiary of the Company within the meaning of Section 155 of the Act. For purposes of granting Options or any other “stock rights,” within the meaning of Section 409A of the Code, an entity shall not be considered a Subsidiary if granting any such share right would result in the stock right becoming subject to Section 409A of the Code. For purposes of granting U.S. incentive stock options, an entity shall not be considered a Subsidiary if it does not also meet the requirements of Section 424(f) of the Code.

Section 1.14 — Willis Group
     “Willis Group” shall mean the Company and its Subsidiaries.
ARTICLE II
GRANT OF OPTIONS
Section 2.1 — Grant of Options
     Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, including any country-specific provisions set forth in Schedule B to this Agreement, the Company hereby grants to the Optionee an Option to purchase all or part of the aggregate number of Shares, as stated in the Acceptance Form. In circumstances where the Optionee is required to enter into the Agreement of Restrictive Covenants and Other Obligations set forth in Schedule C, the Optionee agrees that the grant of an Option pursuant to this Agreement is sufficient consideration for the Optionee entering into such agreement.
Section 2.2 — Exercise Price
     Subject to Section 2.4, the Exercise Price of each Share subject to the Option shall be as stated in the Acceptance Form.
Section 2.3 — Employment Rights
     Subject to the terms of the Agreement of Restrictive Covenants and Other Obligations where applicable, the rights and obligations of the Optionee under the terms of his office or employment with the Company or any Subsidiary shall not be affected by his participation in this Plan or any right which he may have to participate in it. The Option and the Optionee’s participation in the Plan will not be interpreted to form an employment agreement with the Company or any Subsidiary. The Optionee hereby waives any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to vest in or exercise any Option as a result of such termination. If, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.
Section 2.4 — Adjustments in Options Pursuant to Merger, Consolidation, etc.
     Subject to Sections 8 and 9 of the Plan, in the event that the outstanding Shares subject to an Option are, from time to time, changed into or exchanged for a different number or kind of Shares or other securities, by reason of a share split, spin-off, shares or extraordinary cash dividend, share combination or reclassification, recapitalization or merger, Change of Control, or similar event, the Committee shall, in its absolute discretion, make an appropriate and equitable adjustment in the number and kind of Shares and/or the amount of consideration as to which or for which, as the case may be. The Committee, in its sole discretion, may make an appropriate and equitable adjustment to the Shares underlying such Option, and/or portions thereof then unexercised, shall be exercisable. Any such adjustment or determination made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.
ARTICLE III
PERIOD OF EXERCISABILITY
Section 3.1 — Commencement of Vesting and Exercisability
     (a) Subject to the Optionee’s continued employment with the Willis Group through the applicable vesting date (set forth in the left column, the Shares shall vest and become exercisable in accordance with Section 3.2 below:

Date Option Becomes Vested and	Percentage of Shares under Option as to
Exercisable	which Become Exercisable Shares
On or after [insert date]	[insert]%
On or after [insert date]	[insert]%
On or after [insert date]	[insert]%
On or after [insert date]	[insert]%
     (b) In the event of a termination of the Optionee’s employment as a result of death or Permanent Disability, the Option shall become fully vested and exercisable with respect to all Shares underlying such Option.
     (c) In the event of a termination of the Optionee’s employment for any reason other than Death or Permanent Disability, then (i) the Shares that have vested and become exercisable and the Option in respect thereof shall remain exercisable as set forth in Section 3.2 (b) below and (ii) the Option over Shares that have not yet vested shall immediately terminate and will at no time become exercisable, except that the Committee may, for termination of employment for reasons other than Cause, determine in its discretion that the Option over Shares that have not yet vested and become exercisable, shall become vested and exercisable.
     (d) In the event of a termination of the Optionee’s employment for any reason other than set out in (b) and (c) above and subject to Section 3.2, the Options, to the extent not then vested, lapse and be forfeited on the date of termination.

     (e) In the event of a Change of Control, the Option shall not automatically vest and become exercisable and the Committee shall have the sole discretion to accelerate the vesting of unvested Options without regard to whether the Options are assumed or substituted by a successor company.
Section 3.2 — Expiration of Options
     (a) The Option shall immediately lapse upon termination of the Optionee’s employment, subject to and except as otherwise specified within, the terms and conditions of Section 3.1, above.
     (b) The Option over Shares that have become vested and exercisable in accordance with Section 3.1 will cease to be exercisable by the Optionee upon the first to occur of the following events:
          (i) The eighth anniversary of the Grant Date; or
          (ii) Twelve months after the date of the Optionee’s termination of employment by reason of death or Permanent Disability; or
          (iii) Ninety days after the date of any termination of the Optionee’s employment by the Company or its Subsidiary for any reason other than (A) death or Permanent Disability or (B) where the Committee has exercised its discretion in accordance with Section 3.1(c) above; or
          (iv) Six calendar months after the date of termination provided the Committee has exercised its discretion pursuant to Section 3.1(c) above and termination is other than for Cause; or
          (v) If the Committee so determines pursuant to Section 9 of the Plan and 3.1(e) of this Agreement, upon the effective date of a Change of Control, so long as the Optionee has a reasonable opportunity to exercise his Options prior to such effective date.
     (c) The Optionee agrees to execute and deliver the following agreements or other documents in connection with the grant of the Option within the period set forth below:
     (i) the Optionee must execute the Agreement of Restrictive Covenants and Other Obligations pursuant to Article VII below, if applicable, and deliver it to the Company within 45 days of the receipt of this Agreement;
     (ii) the Optionee must execute the Option Acceptance Form and deliver it to the Company within 45 days of the receipt of this Agreement; and
     (iii) the Optionees who are resident in the United Kingdom must execute the form of joint election as described in terms set forth in Schedule D for the United

Kingdom and deliver it to their employing company within 45 days of the receipt of this Agreement.
     (d) The Committee may, in its sole discretion, cancel the Option, if the Optionee fails to execute and deliver the agreements and documents within the period set forth in Section 3.2(c).
ARTICLE IV
EXERCISE OF OPTION
Section 4.1 — Person Eligible to Exercise
     During the lifetime of the Optionee, only he may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by any person empowered to do so under the Optionee’s will or under then-applicable laws of inheritance.
Section 4.2 — Partial Exercise
     Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole Shares only.
Section 4.3 — Manner of Exercise
     An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office or the Company’s agent, if so directed all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:
     (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee and made available to the Optionee (or such other person then entitled to exercise the Option);
     (b) Full payment (in cash, by cheque, electronic transfer, by way of a cashless exercise as approved by the Company, by way of surrender of Shares to the Company, or by a combination thereof) of the Exercise Price for the Shares with respect to which such Option or portion thereof is exercised;
     (c) Full payment to the Company or any Subsidiary, by which Optionee is employed (the “Employer”) of all income tax, payroll tax, payment on account, and social insurance contributions amounts (“Tax”) which, under federal, state, local or foreign law, it is required to withhold upon exercise of the Option; and

     (d) In a case where any Employer is obliged to (or would suffer a disadvantage if it were not to) account for any Tax (in any jurisdiction) for which the Optionee is liable by virtue of the Optionee’s participation in the Plan and/or any social security contributions recoverable from and legally applicable to the Optionee (the “Tax-Related Items”), the Optionee has either:
     (i) made full payment to the Employer of an amount equal to the Tax-Related Items, or
     (ii) entered into arrangements acceptable to the Employer or another Subsidiary to secure that such a payment is made (whether by withholding from the Optionee’s wages or other cash compensation paid to the Optionee or from the proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization).
     (e) In the event the Option or any portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.
     Without limiting the generality of the foregoing, the Committee may, prior to exercise, require an opinion of counsel reasonably acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of an Option does not violate the Exchange Act and may issue stop-transfer orders in the U.S. covering such Shares.
Section 4.4 — Conditions to Issuance of Shares
     The Shares to be delivered upon the exercise of an Option, or any portion thereof in accordance with Section 3.1 of this Agreement, may be either previously authorized but unissued Shares or issued Shares. Such Shares shall be fully paid. The Company shall not be required to issue or deliver any certificates representing such Shares or their electronic equivalent granted upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:
     (a) The obtaining of approval or other clearance from any state, federal, local or foreign governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
     (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.
Section 4.5 — Rights as Shareholder
     The Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares that may be received upon the exercise of the Option or any portion thereof unless and until certificates representing such Shares or their electronic equivalent shall have been issued by the Company to the Optionee.

ARTICLE V
ADDITIONAL TERMS AND CONDITIONS OF OPTION
Section 5.1 — Nature of Grant
     In accepting the Option, the Optionee acknowledges, understands and agrees that:
     (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended or terminated by the Company at any time;
     (b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
     (c) all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;
     (d) the Optionee’s participation in the Plan is voluntary;
     (e) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation under any pension arrangement;
     (f) the Option and any Shares acquired under the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, dismissal, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to past services for, the Employer, the Company or a Subsidiary;
     (g) the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty; and
     (h) if the Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price.
Section 5.2 — No Advice Regarding Grant
     The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the issuance of Shares upon exercise of the Option or sale of the Shares. The Optionee is hereby advised to consult with his own personal tax, legal and financial advisors regarding his participation in the Plan before taking any action related to the Plan.

ARTICLE VI
DATA PRIVACY NOTICE AND CONSENT
Section 6.1 — Data Privacy
     (a) The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
     (b) The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
     (c) The Optionee understands that Data will be transferred to Morgan Stanley Smith Barney or to any other third party assisting in the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the Optionee’s country or elsewhere, and that the recipients’ country may have different data privacy laws and protections from the Optionee’s country. The Optionee understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting his local human resources representative. The Optionee authorizes the Company, Morgan Stanley Smith Barney and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative. The Optionee understands, however, that refusing or withdrawing his consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he may contact his local human resources representative.

ARTICLE VII
AGREEMENT OF RESTRICTIVE COVENANTS AND OTHER OBLIGATIONS
Section 7.1 — Restrictive Covenants and Other Obligations
     In consideration of the grant of an Option, the Optionee shall enter into the Agreement of Restrictive Covenants and Other Obligations, a copy of which is attached hereto as Schedule C. In the event the Optionee does not sign and return the Agreement of Restrictive Covenants and Other Obligations within 45 days of the receipt of this Agreement, the Committee may, in its sole discretion, cancel the Option. If no such agreement is required, Schedule C shall state none or not applicable.
ARTICLE VIII
MISCELLANEOUS
Section 8.1 — Administration
     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Committee may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.
Section 8.2 — Options Not Transferable
     Neither the Options nor any interest or right therein or part thereof shall be subject to the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 8.2 shall not prevent transfers made solely for estate planning purposes or under a will or by the applicable laws of inheritance.
Section 8.3 — Binding Effect
     The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
Section 8.4 — Notices
     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at the following address:

Willis Group Holdings Public Limited Company
c/o Willis North America, Inc.
One World Financial Center
New York, NY 10281
Attention: General Counsel
and any notice to be given to the Optionee shall be at the address set forth in the Option Acceptance Form.
     By a notice given pursuant to this Section 8.4, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representatives if such representatives have previously informed the Company of their status and address by written notice under this Section 8.4. Any notice shall have been deemed duly given when sent by facsimile or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or the United Kingdom’s Post Office or in the case of a notice given by an Optionee resident outside the United States of America or the United Kingdom, sent by facsimile or by a recognized international courier service.
Section 8.5 — Titles
     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 8.6 — Applicability of Plan
     The Options shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Options. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.
Section 8.7 — Amendment
     This Agreement may be amended only by a document executed by the parties hereto, which specifically states that it is amending this Agreement.
Section 8.8 — Governing Law
     This Agreement shall be governed by, and construed in accordance with the laws of Ireland without regard to its conflicts of law provisions; provided, however, that the Agreement of Restrictive Covenants and Other Obligations, if applicable, shall be governed by and construed in accordance with the laws specified in that agreement.

Section 8.9 — Jurisdiction
     The courts of the state of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, the parties hereto irrevocably submit to the jurisdiction of such courts; provided, however, where applicable that with respect to the Agreement of Restrictive Covenants and Other Obligations the courts specified in such agreement shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with that agreement.
Section 8.10 — Electronic Delivery
     The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Section 8.11 — Language
     If the Optionee has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
Section 8.12 — Severability
     The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Section 8.13 — Schedule B
     The Option shall be subject to any special provisions set forth in Schedule B for the Optionee’s country of residence, if any. If the Optionee relocates to one of the countries included in Schedule B during the life of the Option, the special provisions for such country shall apply to the Optionee, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Schedule B constitutes part of this Agreement.
Section 8.14 — Imposition of Other Requirements
     The Company reserves the right to impose other requirements on the Option and the Shares acquired upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 8.15 — Counterparts
     This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the Company and the Optionee have each executed this Agreement.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
By:
Name:
Title:

SCHEDULE A
Share Option Award Agreement- Acceptance Form
WILLIS GROUP HOLDINGS
2001 SHARE PURCHASE AND OPTION PLAN
(AS AMENDED AND RESTATED ON DECEMBER 30, 2009 BY WILLIS GROUP
HOLDINGS LIMITED AND AS AMENDED AND RESTATED AND ASSUMED BY
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY ON DECEMBER 31, 2009)

Name

Number of Shares Granted Under Option

Grant Date

Option Price
I accept the grant of the Option under the Willis Group Holdings 2001 Share Purchase and Option Plan, as amended from time to time and I agree to be bound by the terms and conditions of the Share Option Award Agreement dated [insert date] and any country-specific terms set forth in Schedule B, thereto.
Signature:
Address:
Once completed, please return one copy of this form to:
General Counsel
Willis Group Holdings Public Limited Company
c/o Willis North America, Inc.
One World Financial Center
New York, NY 10281
U.S.A.
This form should be returned to the above address within 45 days of receipt. Your option may be cancelled if your form is not received by that date.

SCHEDULE B
COUNTRY-SPECIFIC APPENDIX TO OPTION AGREEMENT
WILLIS GROUP HOLDINGS
2001 SHARE PURCHASE AND OPTION PLAN
(AS AMENDED AND RESTATED ON DECEMBER 30, 2009 BY WILLIS GROUP
HOLDINGS LIMITED AND AS AMENDED AND RESTATED AND ASSUMED BY
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY ON DECEMBER 31, 2009)
Terms and Conditions
This Schedule B includes additional terms and conditions that govern the Option granted to the Optionee under the Willis Group Holdings 2001 Share Purchase and Option Plan, as amended from time to time (the “Plan”) if the Optionee resides in one of the countries listed below. This Schedule B forms part of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.
Notifications
This Schedule B also includes information based on the securities, exchange control and other laws in effect in the Optionee’s country as of July 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information noted herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee exercises the Option under the Plan.
In addition, the information is general in nature. The Company is not providing the Optionee with any tax advice with respect to the Option. The information is provided below may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee is strongly advised to seek appropriate professional advice as to how the tax or other laws in the Optionee’s country apply to the Optionee’s situation.
If the Optionee is a citizen or resident of a country other than the one the Optionee is working in or transfers employment after the Grant Date, the information contained in this Schedule B may not be applicable the Optionee.
ARGENTINA
Notifications
Securities Law Information
Neither the Option nor the issuance of the Shares are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information
Under regulations adopted by the Argentine Monetary and Banking Authority (the “BCRA”), the Optionee may purchase and remit foreign currency with a value of up to US$2,000,000 per month out of Argentina for the purpose of acquiring foreign securities, including Shares, without prior approval from the BCRA, provided the Optionee executes and submits an affidavit to the BCRA confirming that the Optionee has not purchased and remitted funds in excess of US$2,000,000 during the relevant month.
Please note that exchange control regulations in Argentina are subject to frequent change. The Optionee should consult with his or her personal legal advisor regarding any exchange control obligations that may arise from participation in the Plan.
AUSTRALIA
Terms and Conditions
Manner of Exercise
The Optionee may not exercise his or her vested Option unless and until the fair market value of the Shares underlying the vested Option on the date of exercise equals or exceeds the Exercise Price for the Options.
Option Term
Notwithstanding anything to the contrary in Section 3.2(b)(ii) of the Agreement, the Options shall expire on the seventh anniversary of the Grant Date.
Employee Information Supplement
The Optionee understands and agrees that the Option is offered subject to and in accordance with the terms of the Plan, the Agreement and the Employee Information Supplement for Optionees in Australia. The Optionee further agrees to be bound by the terms of the Plan as supplemented by the terms of the Option set forth in the Agreement and the Employee Information Supplement for Associates in Australia.
Notifications
Securities Law Information
If the Optionee acquires Shares under the Plan upon exercise of the Option and subsequently offers the Shares for sale to a person or entity resident in Australia, such an offer may be subject to disclosure requirements under Australian law, and the Optionee should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.
AUSTRIA
Notifications
Exchange Control Information

If the Optionee holds Shares acquired upon exercise of the Option outside of Austria, he or she must submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is March 31 of the following year.
When the Optionee sells Shares acquired upon exercise of the Option, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all the Optionee’s accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month.
Consumer Protection Notice
Under certain circumstances, the Optionee may be entitled to revoke his or her acceptance of the Agreement on the basis of the Austrian Consumer Protection Act under the following conditions:
(i)	The revocation must be made within one week of the day the Optionee signed the Acceptance Form; and

(ii)	The revocation must be in written form to be valid. It is sufficient if the Optionee returns the Agreement or Acceptance Form to the Company or the Company’s representative with language which can be understood as the Optionee’s refusal to conclude or honor the terms contained in the Agreement. It is sufficient if the revocation is sent within the period discussed above.
BERMUDA
There are no country-specific provisions.
BRAZIL
Notifications
Compliance with the Law
In accepting the grant of the Option, the Optionee acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable tax associated with the Option and the sale of the Shares acquired under the Plan.
Exchange Control Information
If the Optionee holds assets and rights outside Brazil with an aggregate value exceeding US$100,000, he or she will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than US$100,000 are not required to submit a declaration. Please note that the US$100,000 threshold may be changed annually.
In addition, financial transactions, including the repatriation of funds from the sale of Shares, may be subject to the Tax on Financial Transactions (the “IOF”). The IOF is currently set at 0.38%.
CANADA
Terms and Conditions
Manner of Exercise
This provision supplements Section 4.3 of the Agreement:
The Optionee is prohibited from paying the Exercise Price or any Tax-Related Items with Shares that have been previously owned by the Optionee.
The Following Provisions Apply for Associates Resident in Quebec:
Language Consent
The parties acknowledge that it is their express wish that the Agreement, including this Schedule B, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement relatif à la langue utilisée
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy
This provision supplements Section 6 of the Agreement:
The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Optionee further authorizes the Company, its Subsidiaries and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. The Optionee further authorizes the Company and its Subsidiaries to record such information and to keep such information in the Optionee’s employee file.
CAYMAN ISLANDS

There are no country-specific provisions.
CHILE
Notifications
Securities Law Information
Neither the Company nor Shares purchased under the Plan are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendence of Securities.
Exchange Control and Tax Reporting Information
The Optionee must comply with the exchange control and tax reporting requirements in Chile when remitting funds out of Chile for the purchase of Shares upon exercise of the Option or sending funds into the country in connection with the sale of Shares pursuant to the Plan, and register any investments with the Chilean Internal Revenue Service (the “CIRS”).
The Optionee is not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends. However, if the Optionee decides to repatriate such funds, he or she must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the funds exceed US$10,000. In such case, the Optionee must report the payment to a commercial bank or registered foreign exchange office receiving the funds. The commercial bank or registered foreign exchange office will then submit an affidavit to the Central Bank within a day of receipt of the foreign currency.
If the Optionee aggregates investments held outside of Chile exceed US$5,000,000 (including the investments made under the Plan), he or she must report the investments to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.
COLOMBIA
Notifications
Exchange Control Information
Investments in assets located abroad (including Shares) are subject to registration with the Central Bank (Banco de la Repuÿblica) if the Optionee’s aggregate investments held abroad (as of December 31 of the applicable calendar year) equal or exceed US$500,000. If funds are remitted from Colombia through an authorized local financial institution, the authorized financial institution will automatically register the investment. However, if the Optionee does not remit funds through an authorized financial institution when the Optionee exercises the Option and acquire and hold shares abroad (i.e., because the Optionee uses the cashless sell-to-cover method of exercise), then the Optionee must register the investment (assuming the Optionee accumulated financial investments held abroad and at year-end such investments equal or exceed the equivalent of US$500,000). If the Optionee uses the cashless sell-all method of exercise, then no registration is required because no funds are remitted from Colombia and no shares are held abroad.

CZECH REPUBLIC
Notifications
Exchange Control Information
Upon request of the Czech National Bank, the Optionee may be required to file a notification within 15 days of the end of the calendar quarter in which he or she acquired Shares under the Plan.
DENMARK
Terms and Conditions
Stock Options Act
The Optionee acknowledges that he or she received the below Employer Statement in Danish which sets forth the terms of his or her Option under the Act on Stock Options.
Notifications
Exchange Control and Tax Reporting Information
The Optionee may hold Shares acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the Shares are held with a non-Danish broker or bank, the Optionee is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, the Optionee must file a Declaration V (Erklaering V) with the Danish Tax Administration. Both the Optionee and the bank/broker must sign the Declaration V. By signing the Declaration V, the broker or bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the shares in the account. By signing the Declaration V, the Optionee authorizes the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392
In addition, when the Optionee opens a deposit account or a brokerage account with a U.K. or other foreign bank for the proceeds of the sale of Shares, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account. Therefore, the Optionee must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both the Optionee and the bank/broker must sign the Declaration K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the deposit account. By signing the Declaration K, the Optionee authorizes the Danish Tax Administration to examine the account. A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

SPECIAL NOTICE FOR PARTICIPANTS IN DENMARK
EMPLOYER STATEMENT
Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Act”), you are entitled to receive the following information regarding the Willis Group Holdings Public Limited Company (the “Company”) offering of share options (“Options”) and restricted share units (“RSUs”) in a separate written statement.
This statement contains information mentioned in the Stock Option Act. Additional terms and conditions of the Options and RSUs are described in the Option and RSU materials, which have been made available to you. In the event of a conflict between a provision contained in this Employer Statement and provisions contained in the Option and RSU materials, this Employer Statement shall prevail. Capitalized terms used but not defined herein, shall have the same meaning as terms defined in the applicable Plan or the Option and/or RSU grant materials.
1. Grant of Options and RSUs
You have been granted Options or RSUs at the discretion of the Company’s Board of Directors.
2. Terms or conditions for grant of a right to future purchase/award of Ordinary Shares
The Options and RSUs are offered at the discretion of the Company’s Board of Directors.
3. Exercise/Vesting Date or Period
Generally, the restrictions on your Options and RSUs will lapse and the Options and RSUs will vest over a period of time and/or on achievement of certain performance criteria, provided that you remain employed by the Company or a subsidiary, unless otherwise affected by the Act. The exact vesting conditions applicable to your award will be set forth in your Option and RSU materials. Your Options are generally exercisable upon vesting and before the Options terminate or expire, except as otherwise provided in the Option materials.
4. Option Price
For Options, the Option Price per Share is a price corresponding to the market value of the Ordinary Shares at the time of grant. For RSUs, provided the nominal value per share has been paid to the Company at the time of vesting, no amount is payable by you upon vesting of your RSUs and the issuance of Ordinary Shares to you in accordance with the vesting terms provided in your RSU materials.
5. Your Rights upon Termination of Employment
Pursuant to the Act, the treatment of your Option and RSU rights upon termination of employment will be determined under Sections 4 and 5 of the Act unless the terms contained in the Option and RSU materials are more favorable to you than Sections 4 and 5 of the Act. If the terms contained in the Option and RSU materials are more favorable to you, then such terms will govern the treatment of your Option and RSU rights upon termination of employment.
6. Financial Aspects of Options and RSUs

The offering of Options and RSUs has no immediate financial consequences for you. The value of the Ordinary Shares you acquire upon exercise of Options or vesting of RSUs are not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.
Ordinary Shares are financial instruments and investing in stock will always have financial risk. The possibility of profit at the time you sell your Ordinary Shares will not only be dependent on the Company’s financial development, but also on the general development of the stock market, among other things. In addition, in the case of Options, if you exercise your Option and acquire Ordinary Shares, the Shares could decrease in value even below the Option Price.

SÆRLIG MEDDELELSE TIL DELTAGERE I DANMARK
ARBEJDSGIVERERKLÆRING
I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold (“Aktieoptionsloven”) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om Willis Group Holdings Public Limited Company’s (“Selskabets”) udbud af aktieoptioner (“Optioner”) og betingede aktier (“restricted stock units” eller “RSU’er”).
Denne erklæring indeholder de i Aktieoptionsloven nævnte oplysninger. Yderligere vilkår og betingelser for Optionerne og RSU’erne er beskrevet i det Options- og RSU-materiale, som du har fået udleveret. I tilfælde af uoverensstemmelser mellem en bestemmelse i denne Arbejdsgivererklæring og bestemmelserne i Options- og RSU-materialet har denne Arbejdsgivererklæring forrang. Begreber, der står med stort begyndelsesbogstav i denne Arbejdsgivererklæring, men som ikke er defineret heri, har samme betydning som de begreber, der er defineret i den gældende Ordning eller i Options- og/eller RSU-tildelingsmaterialet.
1. Tildeling af Optioner og RSU’er
Du har fået tildelt Optioner og RSU’er efter Selskabets bestyrelses skøn.
2. Vilkår og betingelser for tildeling af retten til senere at købe/få tildelt Ordinære Aktier
Optionerne og RSU’erne udbydes efter Selskabets bestyrelses frie skøn.
3. Udnyttelses-/modningsdato eller -periode
Efter en vis periode og/eller ved opnåelse af visse performance-kriterier vil restriktionerne på dine Optioner og RSU’er som udgangspunkt bortfalde, og Optionerne og RSU’erne vil modnes. En forudsætning er dog, at du vedbliver med at være ansat i Selskabet eller i et datterselskab, medmindre andet er fastsat i Aktieoptionsloven. De nærmere modningsbetingelser, som gælder for din tildeling, vil fremgå af Options- og RSU-materialet. Dine Optioner kan som udgangspunkt udnyttes, efter at de er modnet, men før de ophører eller udløber, medmindre andet er fastlagt i Optionsmaterialet.
4. Optionskurs
For så vidt angår Optioner, er Optionskursen pr. aktie en kurs, der svarer til markedsværdien af aktierne på tildelingstidspunktet. For så vidt angår RSU’er, forudsat, at den nominelle pålydende værdi pr. aktie er betalt til Selskabet på modningstidspunktet, skal der ikke betales noget beløb ved modningen af dine RSU’er og udstedelsen af Ordinære Aktier til dig i overensstemmelse med modningsbetingelserne i dit RSU-materiale.
5. Din retsstilling i forbindelse med fratræden
I henhold til Aktieoptionsloven vil dine Optioner og RSU’er i tilfælde af din fratræden blive behandlet i overensstemmelse med Aktieoptionslovens §§ 4 og 5, medmindre vilkårene i Options- og RSU-materialet er mere favorable for dig end Aktieoptionslovens §§ 4 og 5. Hvis vilkårene i Options- og RSU-materialet er mere favorable for dig, vil det være disse vilkår, der er gældende for, hvordan dine Options- og RSU-rettigheder vil blive behandlet i forbindelse med din fratræden.
6. Økonomiske aspekter ved Optionerne og RSU’erne

Udbuddet af Optioner og RSU’er har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af de Ordinære Aktier, som du erhverver ved udnyttelsen af Optionerne eller ved modningen af RSU’erne, indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige vederlagsafhængige, lovpligtige ydelser.
Ordinære Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Muligheden for en gevinst på det tidspunkt, hvor du sælger dine Ordinære Aktier, afhænger ikke kun af Selskabets økonomiske udvikling, men også bl.a. af den generelle udvikling på aktiemarkedet. For så vidt angår Optioner, kan det desuden tilføjes, at såfremt du udnytter din Option og køber Ordinære Aktier, kan Aktierne falde til en værdi, der måske endda ligger under Optionskursen.

FINLAND
There are no country-specific provisions.
FRANCE
Notifications
Language Consent
By accepting the Option, the Optionee confirms having read and understood the documents relating to this grant (the Plan, the Agreement and this Schedule B) which were provided in English language. The Optionee accepts the terms of those documents accordingly.
En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan, le contrat et cette Annexe B) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.
GERMANY
Notifications
Exchange Control Information
Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Optionee uses a German bank to effect a cross-border payment in excess of €12,500 in connection with the exercise of the Option or the sale of Shares acquired under the Plan, the bank will make the report for the Optionee.
GIBRALTAR
There are no country-specific provisions.
HONG KONG
Terms and Conditions
Securities Warning:
The grant of the Option and the issuance of Shares upon exercise of the Option do not constitute a public offer of securities under Hong Kong law and are available only to employees of the Company or its Subsidiaries. The Agreement, Plan, the Agreement of Restrictive Covenants and Other Obligations and other incidental communication materials that the Optionee may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities laws in Hong Kong. Furthermore, none of the documents relating to the Plan have been reviewed by any regulatory authority in Hong Kong. The Option is intended only for the personal use of each eligible employee of the Employer, the Company and its Subsidiaries and may not be distributed to any other person. The Optionee is advised to exercise caution in relation to the offer. If the Optionee is in any doubt about any of the contents of the Agreement, the Plan or any other communication materials, the Optionee should obtain independent professional advice.

INDIA
Terms and Conditions
Manner of Exercise
This provision supplements Paragraph 4.3 of the Agreement:
Due to legal restrictions in India, the Optionee may not exercise his or her Option using a cashless sell-to-cover exercise, whereby the Optionee directs a broker to sell some (but not all) of the Shares subject to the exercised Option and deliver to the Company the amount of the sale proceeds to pay the Exercise Price and any Tax-Related Items. However, payment of the Exercise Price may be made by any of the other methods of payment set forth in the Agreement. The Company reserves the right to provide the Optionee with this method of payment depending on the development of local law.
Notifications
Exchange Control Information
The Optionee must repatriate the proceeds from the sale of Shares and any dividends received in relation to the Shares to India within 90 days after receipt. The Optionee must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is the Optionee’s responsibility to comply with applicable exchange control laws in India.
INDONESIA
Terms and Conditions
Manner of Exercise
This provision supplements Paragraph 4.3 of the Agreement:
Due to legal restrictions in Indonesia, the Optionee will be required to exercise the Option using the cashless sell-all exercise method whereby all Shares subject to the Option will be sold immediately upon exercise and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable laws and regulations. The Optionee will not be permitted to acquire and hold Shares upon exercise. The Company reserves the right to provide additional methods of exercise to the Optionee depending on the development of local law.
Notifications
Exchange Control Information
For foreign currency transactions, there is a statistical reporting requirement when the Indonesian Bank is receiving Rupiah or foreign currency. For transactions of US$10,000 or more, a description of the transaction must be included in the report filed by the bank executing the transaction, and the Optionee must complete the Transfer Report Form provided by the bank.

For transactions of less than US$10,000, the bank through which the transaction is conducted is only required to submit a report which consists of the type of account and the type of foreign exchange.
Please note that to stabilize the exchange rate, Bank of Indonesia has been imposing some additional restrictions on banks converting to U.S. dollars. Optionees should check with their bank before exercising the Option for any currency restrictions.
IRELAND
Notifications
Director Reporting Obligation
If the Optionee is a director, shadow director1 or secretary of the Company or an Irish Subsidiary, the Optionee must notify the Company or the Irish Subsidiary, as applicable, in writing within five (5) business days of receiving or disposing of an interest in the Company (e.g., an Option, Shares, etc.), or within five (5) business days of becoming aware of the event giving rise to the notification requirement, or within five (5) business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).
ITALY
Terms and Conditions
Manner of Exercise
This provision supplements Section 4.3 of the Agreement:
Due to legal restrictions in Italy, the Optionee will be required to exercise the Option using the cashless sell-all exercise method whereby all Shares subject to the Option will be sold immediately upon exercise and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable laws and regulations. The Optionee will not be permitted to acquire and hold Shares upon exercise. The Company reserves the right to provide additional methods of exercise to the Optionee depending on the development of local law.
Data Privacy
This provision replaces the Section 6 of the Agreement:
The Optionee understands that the Company and the Employer are the Privacy Representative of the Company in Italy and may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date

1	A shadow director is an individual who is not on the board of directors of the Company or an Irish Subsidiary but who has sufficient control so that the board of directors of the Company or Irish Subsidiary, as applicable, acts in accordance with the directions and instructions of the individual.

of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Subsidiary, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, and that the Company and the Employer will process said data and other data lawfully received from third parties (“Personal Data”) for the exclusive purpose of managing and administering the Plan and complying with applicable laws, regulations and Community legislation. The Optionee also understands that providing the Company with Personal Data is mandatory for compliance with laws and is necessary for the performance of the Plan and that the Optionee’s denial to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Optionee’s ability to participate in the Plan. The Optionee understands that Personal Data will not be publicized, but it may be accessible by the Employer as the Privacy Representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing, and by Morgan Stanley SmithBarney or any other data processor appointed by the Company. The updated list of Processors and of the subjects to which Data are communicated will remain available upon request from the Employer. Furthermore, Personal Data may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. The Optionee understands that Personal Data may also be transferred to the independent registered public accounting firm engaged by the Company, and also to the legitimate addressees under applicable laws. The Optionee further understands that the Company and its Subsidiaries will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Personal Data to Morgan Stanley SmithBarney or other third party with whom the Optionee may elect to deposit any Shares acquired under the Plan or any proceeds from the sale of such Shares. Such recipients may receive, possess, use, retain and transfer Personal Data in electronic or other form, for the purposes of implementing, administering and managing The Optionee’s participation in the Plan. The Optionee understands that these recipients may be acting as Controllers, Processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law.
Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
The Optionee understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Personal Data abroad, including outside of the European Economic Area, as specified herein and pursuant to applicable laws and regulations, does not require the Optionee’s consent thereto as the processing is necessary to performance of law and contractual obligations related to implementation, administration and management of the Plan. The Optionee understands that, pursuant to section 7 of the Legislative Decree no. 196/2003, the Optionee has the right at any moment to, including, but not limited to, obtain confirmation that Personal Data exists or not, access, verify its contents, origin and accuracy, delete, update, integrate, correct, blocked or stop, for legitimate reason, the Personal Data processing. To exercise privacy rights, the Optionee should contact the Employer. Furthermore, the Optionee is aware that Personal Data will not be used for direct marketing purposes. In addition, Personal Data provided can be reviewed and questions or complaints can be addressed by contacting the Optionee’s human resources department.
Plan Document Acknowledgement
The Optionee acknowledges that the Optionee has read and specifically and expressly approves of the following sections of the Agreement: Article II, Grant of Options; Article III, Period of Exercisability; Article IV, Exercise of Option; Article V, Additional Terms and Conditions of Option; Article VII, Agreement of Restrictive Covenants and Other Obligations; Section 8.2, Options Not Transferable; Section 8.8, Governing Law; Section 8.9, Jurisdiction, Section 8.10 Electronic Delivery; Section 8.11 Language; Section 8.13, Schedule B, Section 8.14 Imposition of Other Requirements and the Data Privacy section of this Schedule B.
Notifications
Exchange Control Information
The Optionee is required to report in his or her annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000; (b) any foreign investments or investments held outside of Italy at the end of the calendar year exceeding €10,000 if such investments (including vested Options, cash, Shares) combined with other foreign assets exceeds €10,000; and/or (c) the amount of the transfers to and from Italy which have had an impact during the calendar year on the Optionee’s foreign investments or investments held outside of Italy. The Optionee is exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on the Optionee’s behalf.
KOREA
Terms and Conditions
Exchange Control Information
To remit funds out of Korea to exercise the Option by means of a cash exercise method, the Optionee must obtain a confirmation of the remittance by a foreign exchange bank in Korea. The Optionee likely will need to present to the bank processing the transaction supporting documentation evidencing the nature of the remittance.
If the Optionee receives US$500,000 or more from the sale of Shares, Korean exchange control laws require the Optionee to repatriate the proceeds to Korea within 18 months of the sale.

JAPAN
Notifications
Exchange Control Information
If the Optionee pays more than ¥30,000,000 in a single transaction for the purchase of Shares when he or she exercises the Option, the Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.
MEXICO
Terms and Conditions
The following sections supplement Sections 2.3 and 5.1 of the Agreement:
Modification
By accepting the Option, the Optionee understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement
The Option grant the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with offices at 51 Lime Street, London EC3M, 7DQ, England, is solely responsible for the administration of the Plan, and participation in the Plan and the grant of the Option does not, in any way, establish an employment relationship between the Optionee and the Company since the Optionee is participating in the Plan on a wholly commercial basis and the sole employer is [insert name of Subsidiary(ies) in Mexico], nor does it establish any rights between the Optionee and the Employer.
Plan Document Acknowledgment.
By accepting the Option, the Optionee acknowledges that the Optionee has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety, and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, the Optionee further acknowledges that the Optionee has read and specifically and expressly approves the terms and conditions in Sections 2.3 and 5.1 of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company, any Subsidiary and the Employer are not responsible for any decrease in the value of the Shares acquired upon exercise of the Option.

Finally, the Optionee hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of the Optionee’s participation in the Plan and therefore grant a full and broad release to the Employer, the Company and Subsidiaries with respect to any claim that may arise under the Plan.
Spanish Translation
Condiciones y Duración
Sin derecho a reclamo o compensación: La siguiente sección complementa la Sección 2.3 y 5.1 de este Acuerdo:
Modificación: Al aceptar las Opción, el Titular del Derecho a la Opción entiende y acuerda que cualquier modificación del Plan o del Acuerdo o su extinción, no constituirá un cambio o disminución de los términos y condiciones de empleo.
Declaración de Política: El otorgamiento de la Opción que la Compañía realiza bajo este Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el Plan en cualquier momento sin responsabilidad alguna hacia el Titular del Derecho a la Opción.
La Compañía, con oficinas en 51 Lime Street, Londres EC3M, 7DQ, Inglaterra es la única responsable de la administración del Plan y de la participación en el mismo, el otorgamamiento de la Opción no establece de forma alguna una relación de trabajo entre el Titular del Derecho a la Opción y la Compañía, ya que su participación en el Plan es completamente comercial y el único empleador es [ ], así como tampoco establece ningún derecho entre el Titular del Derecho a la Opción y el Empleador.
Reconocimiento del Documento del Plan. Al aceptar la Opción , el Titular del Derecho a la Opción reconoce que ha recibido copias del Plan, ha revisado los mismos, al igual que la totalidad del Acuerdo y, que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo.
Además, el Titular del Derecho a la Opción reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la sección Naturaleza del Orotgamiento en el cual se encuentra claramente descripto y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en los mismos es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, y/o cualquier Subsidiaria no son responsables por cualquier disminución en el valor de las Acciones adquiridas a través del conferimiento de la Opción.
Finalmente, el Titular del Derecho a la Opción declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y, en consecuencia, otorga el más amplio finiquito al Empleador, así como a la Compañía, sus Subsidiarias con respecto a cualquier demanda que pudiera originarse en virtud de los Plan.

NETHERLANDS
Notifications
Securities Law Information
The Optionee should be aware of the Dutch insider-trading rules, which may impact the sale of Shares acquired upon exercise of the Option. In particular, the Optionee may be prohibited from effectuating certain transactions if the Optionee has inside information about the Company.
Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price. The insider could be any employee of a Subsidiary in the Netherlands who has inside information as described herein.
Given the broad scope of the definition of inside information, certain employees working at a Subsidiary in the Netherlands may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Optionee has such inside information.
If the Optionee is uncertain whether the insider-trading rules apply to him or her, the Optionee should consult his or her personal legal advisor.
NEW ZEALAND
Terms and Conditions
Securities Law Information
In compliance with New Zealand Securities Law, the Optionee understands and acknowledges that the documents listed below are available for his or her review on the Company’s external and internal sites at the web addresses listed below:
1. The Company’s most recent Annual Report (Form 10-K) — www.willis.com;
2. The Company’s most recent published financial statements — www.willis.com
3. The Plan — [insert link]; and
4. The Plan prospectus — [insert link].
A copy of the above documents will be sent to the Optionee free of charge upon written request to the Secretary at Willis Limited, 51 Lime Street, London EC3M, 7DQ, England, United Kingdom.
The Optionee should read the materials provided carefully before making a decision whether to participate in the Plan. In addition, the Optionee should consult his or her tax advisor for specific information concerning his or her personal tax situation with regard to Plan participation.

NORWAY
Notifications
Exchange Control Information
The Optionee is not required to notify the Norges Bank of any accounts he or she holds abroad or of payments made abroad through an unauthorized currency bank or a non-bank monetary transfer system unless requested to do so by the Norges Bank. If payments are made through an authorized currency bank, the bank will automatically notify the Norges Bank of the transfer of funds on the Optionee’s behalf. In addition, a notification for statistical purposes may be required by Statistics Norway on a case-by-case basis.
PERU
Notifications
Securities Law Information
The Option is considered a private offering in Peru; therefore, it is not subject to registration.
POLAND
Notifications
Exchange Control Information
Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must report information on transactions and balances of the securities and cash deposited in such accounts to the National Bank of Poland if the value of such transactions or balances exceeds €15,000. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter. The reports are filed on special forms available on the website of the National Bank of Poland.
PORTUGAL
Terms and Conditions
Language Consent
This provsion supplements Section 8.11 of the Agreement.
The Optionee hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Agreement.
Conhecimento da Lingua
O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Agreement em inglês).

Notifications
Exchange Control Information
The transfer of funds abroad to exercise the Option generally requires a report to the Portuguese Central Bank for statistical purposes. If a commercial bank in Portugal is involved in the transfer, it will file the report. In addition, if the Optionee acquires Shares upon exercise and does not hold the Shares with a Portuguese financial intermediary, he or she must file a report with the Portuguese Central Bank. If the Shares are held by a Portuguese financial intermediary, it will file the report for the Optionee.
SINGAPORE
Notifications
Securities Law Information
The Options are being granted to the Optionee pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Optionee should note that such Option grant is subject to section 257 of the SFA and the Optionee will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares underlying the Option unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).
Director Notification Obligation
If the Optionee is a director, associate director or shadow director of a Singapore Subsidiary, the Optionee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Subsidiary in writing when the Optionee receives an interest (e.g., Option, Shares) in the Company or any related companies. Please contact the Company to obtain a copy of the notification form. In addition, the Optionee must notify the Singapore Subsidiary when the Optionee sells any Shares (including when the Optionee sells the Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Optionee’s interests in the Company or any related company within two days of becoming a director.
SOUTH AFRICA
Term and Conditions
Tax Reporting Information
By accepting the Option, the Optionee agrees to notify his or her Employer of the amount of any gain he or she realizes upon the exercise of the Option. If the Optionee fails to advise his or her Employer of the gain realized upon exercise, he or she may be liable for a fine. The Optionee will be responsible for paying any difference between the actual tax liability and the amount withheld.

Notifications
Tax Clearance Certificate for Cash Exercises
If the Optionee exercises the Option using a cash exercise method, he or she must obtain and provide to the Employer, or any third party designated by the Employer or the Company, a Tax Clearance Certificate (with respect to Foreign Investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”). The Optionee must renew this Tax Clearance Certificate every six months, or such other period as may be required by the SARS. If the Optionee exercises the Option by a cashless exercise method whereby no funds are remitted out of South Africa, no Tax Clearance Certificate is required.
Exchange Control Information
The Optionee should consult his or her personal advisor to ensure compliance with applicable exchange control regulations in South Africa, as such regulations are subject to frequent change. The Optionee is responsible for ensuring compliance with all exchange control laws in South Africa.
SPAIN
Terms and Conditions
Nature of Grant
This provision supplements Sections 2.3 and 5.1 of the Agreement:
In accepting the Option, the Optionee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.
The Optionee understands and agrees that, as a condition of the grant of the Option, except as provided for in Section 3.1 of the Agreement, the termination of the Optionee’s employment for any reason (including for the reasons listed below) will automatically result in the loss of the Option that may have been granted to the Optionee and that have not vested and become exercisable on the date of termination.
In particular, the Optionee understands and agrees that any unvested Options as of Optionee’s termination date and any vested Options not exercised within the period set forth in the Agreement following Optionee’s termination date will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, the Optionee understands that the Company has unilaterally, gratuitously and discretionally decided to grant the Option under the Plan to individuals who may be employees of the Company or a Subsidiary. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or its Subsidiaries on an ongoing basis. Consequently, the Optionee understands that the Option is granted on the assumption and condition that the Option and the Shares issued upon exercise shall not become a part of any employment or contract (either with the Company, the Employer or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Optionee understands that the grant of the Option would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant to the Optionee of an Option shall be null and void.
Notifications
Securities Law Information
The Option described in the Agreement and this Schedule B do not qualify under Spanish regulations as securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Schedule B) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.
Exchange Control Information
The Optionee must declare the acquisition of Shares under the Plan, for statistical purposes, to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Tourism and Commerce. The Optionee must declare the ownership of any Shares to the DGCI each January while the Shares are owned.
When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds), the Optionee must inform the financial institution receiving the payment of the basis upon which such payment is made. The Optionee will need to provide the institution with the following information: (i) the Optionee’s name, address, and tax identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.
SWEDEN
There are no country-specific provisions.
SWITZERLAND
Notifications
Securities Law Information
The Option is considered a private offering in Switzerland; therefore, it is not subject to registration.

TAIWAN
Notifications
Exchange Control Information
The Optionee may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, the Optionee must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.
UNITED KINGDOM
Terms and Conditions
Tax Withholding Obligations
The following provisions supplement Section 4.3 of the Agreement:
Prior to the relevant taxable or tax withholding event, as applicable, the Optionee shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following (1) withholding from the Optionee’s wages or other cash compensation payable to the Optionee by the Company, the Employer, or any Subsidiary at any time; or (2) withholding from the proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary broker-dealer sale or through a mandatory broker-dealer sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization); or (3) payment directly from the Optionee by cheque or cleared funds.
The Optionee agrees that if he or she does not pay or the Employer or the Company does not withhold from the Optionee the full amount of Tax-Related Items that the Optionee owes at exercise of the Option, or the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Option (the “Taxable Event”), within 90 days after the Taxable Event or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by the Optionee to the Employer, effective 90 days after the Taxable Event. The Optionee agrees that the loan will bear interest at the official rate of HM Revenue & Customs (“HMRC”) and will be immediately due and repayable by the Optionee, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to the Optionee by the Employer, by withholding in Shares issued upon exercise of the Option or from the cash proceeds from the sale of Shares or by demanding cash or a check from the Optionee. The Optionee also authorizes the Company to delay the issuance of any Shares unless and until the loan is repaid in full.
The Optionee acknowledges that the Company or the Employer may recover any such additional income tax and NICs at any time thereafter by any of the means referred to in the Section 4.3(d) of the Agreement, although the Optionee acknowledges that the Optionee ultimately will be responsible for reporting any income tax or National Insurance Contributions (“NICs”) due on

this additional benefit directly to HMRC under the self-assessment regime.
Joint Election
If the Optionee is a U.K. tax resident, the grant of this Option is conditional upon the Optionee hereby agreeing to accept any liability for any employer National Insurance contributions (“Employer NICs”) which may be payable by the Employer in connection with the exercise, assignment, release or cancellation of any Option. The Employer NICs may be collected by the Company or the Employer using any of the methods described in Section 4 of the Agreement. Without prejudice to the foregoing, the Optionee agrees to execute a joint election with the Company and/or the Employer (“Election”), the form of such Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs to the Optionee. The Optionee further agrees to execute such other joint elections as may be required between the Optionee and any successor to the Company and/or the Employer. If the Optionee does not make an Election prior to the exercise of the Option or if approval to the Election is withdrawn by HMRC and a new Election is not entered into, without any liability to the Company, the Employer or any Subsidiary, the Option shall become null and void without any liability to the Company and/or the Employer and may not be exercised by the Optionee.
UNITED STATES OF AMERICA
Notifications
Tax Information
The Option is not an incentive stock option within the meaning of Section 422 of the Code.
Exchange Control Information. If the Optionee holds assets (i.e., Options, Shares) or other financial assets in an account outside of the United States and the aggregate amount of said assets is US$10,000 or more, the Optionee is required to submit a report of Foreign Bank and Financial Account (“FBAR”) with the United States Internal Revenue Service by June 30 of the year following the year in which the assets in his or her account meet the US$10,000 threshold.